[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both not material and is the type that the registrant treats as private or confidential.

ADDENDUM NO. 2
to the
WHOLE ACCOUNT QUOTA SHARE REINSURANCE CONTRACT
Effective: July 1, 2020
(the “Contract”)
issued to
LEMONADE INSURANCE COMPANY
New York, New York
and
LEMONADE INSURANCE N.V.
Amsterdam, Netherlands
including any and/or all companies that are or may hereafter become affiliated therewith
(collectively the “Company”)
by
THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES AGREEMENT(S)
ATTACHED TO AND FORMING PART OF THE CONTRACT
(the “Reinsurer”)
Effective 12:01 a.m., Standard Time, July 1, 2021, the Subscribing Reinsurer’s participation shall be extended for an additional 12 months, and shall expire at 12:01 a.m., Standard Time, July 1, 2022. In consideration thereof, the Contract is amended as follows:
1.    Article 1 – Business Covered – is amended to read:
This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under all Policies written or renewed by the Company during the term of this Contract and classified by the Company as personal property insurance, personal liability insurance, including but not limited to auto insurance, and pet insurance, subject to the terms and conditions herein contained.

2.    Paragraph A. of Article 4 – Term – is amended to read:
A.    This Contract shall take effect at 12:01 a.m., Standard Time, July 1, 2020, and shall remain in effect until 12:01 a.m., Standard Time, July 1, 2022, in respect of losses occurring on Policies written or renewed during the term of this Contract. “Standard Time” shall be as defined in the Company’s Policies.
3.    Article 11 – Ceding Commission is amended to read:
A.    [***]
B.    1.    Within 45 days following the end of each Contract Year hereunder, and annually thereafter until all losses allocated to each Contract Year are settled, a cumulative profit commission shall be prepared by the Company in accordance with the following, and a profit commission, if any, paid to the Company by the Reinsurer.
a.    “Income” means the Reinsurer’s cumulative earned premium for the term of this Contract.
b.    “Outgo” means the sum of:
i.    Losses and Loss Expense paid by the Reinsurer on losses allocated to the term of this Contract, plus
ii.    The outstanding case reserves of the Reinsurer on losses allocated to the term of this Contract, plus
iii.    Ceding commission on Income, plus
iv.    The Reinsurer’s expense allowance of [***] of Income.
2.    The profit commission shall be [***] of the amount by which Income exceeds Outgo.
C.    Within 45 days after the end of each Contract Year, a profit commission calculation shall be prepared by the Company, based on cumulative transactions hereunder from the inception of this Contract through the date of calculation. Any profit commission shown to be due the Company shall be paid by the Reinsurer as promptly as possible after receipt and verification of the Company’s report. The profit commission shall be adjusted annually thereafter until all losses allocated to the term of this Contract are settled. For the avoidance of doubt, each Contract Year profit commission calculation shall offset for profit commission paid to the Company by the Reinsurer in prior Contract Year periods, where applicable.
4.    Paragraph E. of Article 13 – Definitions – is added to read:

E.    “Contract Year” means each 12-month period from 12:01 a.m., Standard Time, July 1, to 12:01 a.m., Standard Time, July 1, during the term of this Contract. “Contract Year” is further defined as follows:
1.    First Contract Year: the period from 12:01 a.m., Standard Time, July 1, 2020, to 12:01 a.m., Standard Time, July 1, 2021.
2.    Second Contract Year: the period from 12:01 a.m., Standard Time, July 1, 2021, to 12:01 a.m., Standard Time, July 1, 2022.
If this Contract is terminated, however, the Final Contract Year shall be from the beginning of the then current Contract Year through the date of termination.
5.    Paragraph C. of Article 15 – Net Retained Liability – is added:
C.    It is hereby noted that the Company’s inuring Property Catastrophe Excess of Loss Reinsurance Agreement (U84F000B), effective 12:01 a.m., Standard Time, July 1, 2021 through 12:01 a.m., Standard Time, July 1, 2022, shall inure only to the benefit of the Company.

All other terms and conditions of the Contract shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly authorized representative(s)
Signed in ______Israel_______ this __29__day of _____July________, in the year of 2021_.

LEMONADE INSURANCE COMPANY

By: /s/ Daniel Schreiber    Title: President/CEO

and signed in ____Israel________ this __29__day of _____July_______, in the year of 2021___.

LEMONADE INSURANCE N.V.

By: /s/ Daniel Schreiber    Title: CEO

WHOLE ACCOUNT QUOTA SHARE REINSURANCE CONTRACT